Exhibit 10.7

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

NEW ERA HELIUM INC.

Warrant to Purchase Common Stock

Warrant No.: 2

Date of Issuance: December 6, 2024 (“Issuance Date”)

New Era Helium Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a Delaware limited liability company, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (the “Exercise Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 2,140,000 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (the “Warrant Shares”). This Warrant is issued pursuant to Section 1(a) of that certain Securities Purchase Agreement, dated as of December 6, 2024, by and between the Company and the Holder, as amended from time to time (the “WPA”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19.

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1.	EXERCISE OF WARRANT.

(a)	Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercise Date, in whole or in part, by delivery (whether via e-mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, or book-entry registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $10.00 per share.

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(c)	Certain Adjustments.

1)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 1(c)(1) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2)	Adjustment Upon Issuance of Common Stock. Except for Excluded Securities (as defined in the WPA), if the Company, at any time while this Warrant is outstanding, issues or sells any shares of Common Stock (other than in connection with the Purchase Agreement) or Convertible Securities (as defined in the WPA), for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price, subject to the Floor Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

3)	Stock Combination Event Adjustments. If at any time and from time to time on or after the Issuance Date (but excluding the initial Stock Combination Event (as defined below) occurring after the Issuance Date) there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect (after giving effect to the adjustment in Section 3(1) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7(b) above) shall be reduced (but in no event increased) to the Event Market Price, subject to the Floor Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.

4)	Upon any and each adjustment of the Exercise Price as provided in Sections 1(c)(2) and 1(c)(3), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of shares equal to the quotient obtained by dividing: (i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by (ii) the Exercise Price resulting from such adjustment. Notwithstanding anything to the contrary, for any Dilutive Issuance for a consideration per share at or above a price equal to $6, (i) during the period beginning on the Issuance Date and ending on the nine (9) month anniversary of such date, neither the Exercise Price nor the number of Warrant Shares shall adjustand (ii) during the period beginning on the nine (9) month anniversary of the Issuance Date and ending on the twelve (12) month anniversary of the Issuance Date, the Exercise Price shall adjust pursuant to this Section 1(c)(4) and the number of Warrant Shares shall not adjust.

(d)	Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 14.

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(e)	Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (such later date, the “Share Delivery Date”), if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (each, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(e) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(e) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(e) or otherwise.

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(f)	Reservation of Shares. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 200% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants issuable pursuant to the WPA (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(f) above be reduced other than proportionally in connection with any exercise or redemption of Warrants. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on number of shares of Common Stock issuable upon exercise of Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of Warrant Shares issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on exercise). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

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(g)	Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(g). For purposes of this Section 1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(g), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(g) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

2.	NUMBER OF WARRANT SHARES. The number of Warrant Shares issuable upon exercise of the Warrant shall be equal to 2,140,000.

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3.	FUNDAMENTAL TRANSACTIONS.

(a)	Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the WPA in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the WPA referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the WPA with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been completely exercised immediately prior to the applicable Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3(a) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(b)	Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

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4.	NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant.

5.	WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company, except to the extent required, from time to time, pursuant to Section 1(e) herein. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6.	REISSUANCE OF WARRANTS.

(a)	Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)	Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)	Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Warrant Shares shall be given.

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(d)	Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of Warrant Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.	NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the WPA. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of Warrant Shares upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries (as defined in the WPA), the Company shall simultaneously file such notice with the SEC (as defined in the WPA) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

8.	DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the WPA.

9.	ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (i) maintain the confidentiality of any information provided by the Company or (ii) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

10.	AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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11.	SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.	GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the WPA and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.	CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the WPA) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

14.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.
(i)	In the case of a dispute relating to the Exercise Price, the number of Warrant Shares, or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

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(ii)	The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 14 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)	The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(iv)	Any reasonable costs and/or fees, including all reasonable attorneys’ fees of all parties and/or the reasonable fees of the investment bank, shall be paid at the resolution of the dispute by the losing party.

(b)	Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 14 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under the Nevada Revised Statutes and that the Holder or the Company is authorized to apply for an order to compel arbitration pursuant to the Nevada Revised Statutes in order to compel compliance with this Section 14, (ii) the terms of this Warrant and the WPA shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute, in its sole discretion, the Holder shall have the right to submit any dispute described in this Section 14 to any state or federal court sitting in Clark County, Nevada in lieu of utilizing the procedures set forth in this Section 14 and (iii) nothing in this Section 14 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 14).

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15.	REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the WPA, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

16.	PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (i) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

17.	TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 9(g) of the WPA.

18.	VOLUNTARY ADJUSTMENT. The Company may at any time prior to the expiration of this Warrant, with the prior written consent of the Holders of a majority in interest of the Warrants then outstanding, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company, including, but not limited to, in order to comply with the rules and regulations of the Principal Market.

19.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)	“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which the Federal Reserve Bank of New York is closed and/or the Eligible Market is not open for at least five (5) hours of trading.

(c)	“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d)	“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

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(e)	“Eligible Market” means The New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Capital Market, the Principal Market or any over-the-counter markets,.

(f)	“Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(h)	“Expiration Date” means the date that is the five (5) year anniversary of the Effective Date of the Registration Statement pursuant to which the resale of the Warrant Shares are registered and freely tradeable (or such later date as extended by written consent of the Company and the Holder) or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, the next date that is not a Business Day; provided that if at any time prior to the Expiration Date, the Company fails to satisfy any of the requirements under Sections 2(d) or 2(f) of the Registration Rights Agreement, then the Expiration Date shall be extended by an period of time equal to the time that the Company was not in compliance.

(i)	“Floor Price” means the $2.00 per share of Common Stock; provided, however, beginning on the effective date of the initial Registration Statement and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price shall be adjusted (downwards only) to 20% of the average VWAP during the five (5) Trading Days immediately prior to such Floor Price Reset Date. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amounts set forth in a written notice to the Holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

(j)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(k)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(l)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n)	“Principal Market” means The Nasdaq Global Market.

(o)	“Registration Rights Agreement” means that certain Registration Rights Agreement, by and between the Company and the Holder, dated December 6, 2024.

(p)	“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities (as such term is defined in the Registration Rights Agreement).

(q)	“SEC” means the United States Securities and Exchange Commission or the successor thereto.

(r)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(s)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(t)	“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(u)	“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(v)	“Trading Market” means the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(w)	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock is then reported on an organization or agency succeeding to its functions of reporting prices, the most recent bid price per share of Common Stock so reported, or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NEW ERA HELIUM INC.

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

NEW ERA HELIUM INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock, No. 2 (the “ Warrant”) of New Era Helium Inc., a Nevada corporation (the “Company”), as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as a certificate to the following name and to the following address:

Issue to:

Date: __________________________

Name of Registered Holder

By:
Name:
Title:

Tax ID:
E-mail Address:

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated by _______________, 202__, from the Company and acknowledged and agreed to by _______________.

NEW ERA HELIUM INC.

By:
Name:
Title:

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